                                M.D.C. HOLDINGS, INC.
                          SELECTED FINANCIAL AND OTHER DATA
                            (DOLLAR AMOUNTS IN THOUSANDS)




                                                                            YEAR ENDED DECEMBER 31,
                                             -------------------------------------------------------------------------------------
                                                1992           1993           1994          1995           1996           1997
                                             ----------     ----------     ----------    ----------     ----------     ----------

Total Revenues . . . . . . . . . . . .       $  480,177     $  634,323     $  817,245     $  865,856     $  922,595     $  969,562

Home Sales Revenues. . . . . . . . . .       $  417,190     $  587,887     $  784,453     $  827,448     $  880,358     $  939,016

EBITDA . . . . . . . . . . . . . . . .       $   51,111     $   61,615     $   84,790     $   79,270     $   85,478     $   90,146

Homebuilding and Corporate Debt. . . .       $  287,401     $  316,176     $  325,069     $  283,344     $  244,328     $  222,457

Stockholders' Equity . . . . . . . . .       $  164,182     $  175,854     $  192,295     $  205,033     $  213,847     $  229,593

Homebuilding and Corporate Debt /
  Total Capital (excluding mortgage
  lending debt). . . . . . . . . . . .             0.64           0.64           0.63           0.58           0.53           0.49

Orders for homes, net units. . . . . .            2,703          3,875          4,177          4,536          5,049          5,769

Homes closed, units. . . . . . . . . .            2,414          3,344          4,200          4,570          4,974          5,223

Backlog, units (1) . . . . . . . . . .              826          1,357          1,334          1,355          1,486          2,032

Backlog, estimated sales value (1) . .       $  142,800     $  250,530     $  241,900     $  243,000     $  261,000     $  380,000




(1)  At end of period.